Exhibit 10.6

FORM OF PRIVATE UNITS PURCHASE AGREEMENT

[●], 2024

Drugs Made In America Acquisition Corp.
1 East Broward Boulevard, Suite 700
Fort Lauderdale, FL 33301

Ladies and Gentlemen:

Drugs Made In America Acquisition Corp. (the “Company”), a blank check company newly incorporated in the Cayman Islands as an exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”). The Company currently anticipates selling units (“Units”) in the IPO, each comprising of one ordinary share and one right to receive one-eighth (1/8) of an ordinary share upon the consummation of an initial business combination.

Drugs Made In America Acquisition LLC (the “Sponsor”) hereby commits to purchase an aggregate of 400,000 units of the Company (the “Initial Private Units”), each unit consisting of one ordinary share and one right to receive one-eighth (1/8) of an ordinary share upon the consummation of an initial business combination, for a purchase price of $10.00 per unit and an aggregate purchase price of $4,000,000 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO (the “Underwriters”) exercise their over-allotment option in full or in part, the undersigned further commits to purchase up to an additional 30,000 units (the “Additional Private Units” and together with the Initial Private Units, the “Private Units”) at a purchase price of $10.00 per unit, for an aggregate additional purchase price of up to $300,000 (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). The Sponsor shall pay, at least one (1) business day prior to the closing date of the IPO (the “IPO Closing Date”), the Initial Purchase Price by wire transfer of immediately available funds, to accounts designated by the Company, including to the trust account established by VStock Transfer, LLC, the Company’s transfer agent and maintained by Wilmington Trust, National Association acting as trustee (the “Trust Account”), in accordance with the Company’s wiring instructions. On the IPO Closing Date, subject to receipt of funds pursuant to the immediately prior sentence, the Company shall effect delivery of the Initial Private Units to the Sponsor in book-entry form.

Simultaneously with the consummation of all or any part of the underwriters’ over-allotment option, the Sponsor shall pay the pro-rata portion of the Over-Allotment Purchase Price, based upon the amount of the over-allotment option that has been exercised, without interest or deduction, by wire transfer of immediately available funds to the Company or the Trust Account (as set forth in the wire instructions). On each applicable over-allotment closing date, subject to receipt of funds pursuant to the immediately prior sentence, the Company shall effect delivery of the Additional Private Units to the Sponsor in book-entry form.

The Sponsor agrees that if the size of the IPO is increased or decreased for any reason, the amount of the Sponsor’s investment will be either increased or decreased, as applicable, so that the Sponsor’s percentage of the aggregate investment in Private Units made by the Sponsor and other investors of the Company remains the same. If the size of the offering is increased, the Sponsor agrees that it will deliver the purchase price for such additional Private Units as promptly as is reasonably practicable following the increase if it is on the IPO Closing Date. If the size of the offering is decreased, the unused portion of the Purchase Price shall be returned to the Sponsor.

The consummation of the purchase and issuance of the Initial Private Units and Additional Private Units (if any) shall occur simultaneously with the consummation of the IPO and over-allotment option, respectively. If the Company does not complete the IPO within thirty (30) days from the effective date of the Company’s registration statement filed in connection with the IPO (the “Registration Statement”), the Purchase Price (without interest or deduction) will be returned to the Sponsor.

The Private Units will be identical to the Units sold by the Company in the IPO, except that:

●	the Sponsor agrees to vote the ordinary shares included in the Private Units (the “Private Shares”) in favor of any proposed Business Combination;

●	the Sponsor agrees not to seek conversion, or seek to sell such shares in any tender offer, in connection with any amendment to the Company’s second memorandum and articles of association or any proposed Business Combination with respect to the Private Shares;

●	the Private Units and underlying securities will not be transferable until thirty (30) days after the completion of a Business Combination, except (a) to the Company’s officers or directors, any affiliates or family members of any of such officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) transfers by private sales or transfers made in connection with consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of its initial business combination; (g) by virtue of the laws of Delaware or the Sponsor’s limited liability company agreement, as amended, upon dissolution of the Sponsor; or (h) in the event of the Company’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of its public shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to the Company’s completion of its initial business combination; or (i) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (h) above; provided, however, that in the case of clauses (a) through (e) and (i) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement dated as of the date hereof between the Company and its directors and officers and the Sponsor;

●	the Private Units and underlying securities will have customary registration rights, pursuant to a registration rights agreement on terms agreed upon by the Company and the Sponsor to be filed as an exhibit to the Registration Statement;

●	the Sponsor will not participate in any liquidation distribution with respect to the Private Units or the underlying securities (but will participate in liquidation distributions with respect to any Units or ordinary shares purchased by the Sponsor in the IPO or in the open market after the IPO) if the Company fails to consummate a Business Combination; and

●	the Private Units and underlying securities will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the Underwriters in order to consummate the IPO, which terms or restrictions will be described in the Registration Statement.

The Sponsor acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the Sponsor, including but not limited to (i) an insider letter agreement and (ii) a registration rights agreement, as applicable.

The Sponsor hereby represents and warrants that, as applicable:

(a)	it has been advised that the Private Units and underlying securities have not been registered under the Securities Act;

(b)	it is acquiring the Private Units and underlying securities for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units or underlying securities in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes the legal, valid and binding obligation of the Sponsor and is enforceable against it.

[Signature page follows]

Very truly yours,

DRUGS MADE IN AMERICA ACQUISITION LLC

By:
Name:
Title:

Accepted and Agreed:

DRUGS MADE IN AMERICA ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Private Units Purchase Agreement]